SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-COMMONWEALTH TEL ENT

                    GAMCO INVESTORS, INC.
                                 8/19/03              500-           37.5000
                                 8/18/03              200-           37.9000
                                 8/07/03              300-           38.5000
                                 8/07/03            1,100-             *DO
                                 7/07/03            1,410-           44.7057
                                 7/02/03              400-           43.5000
                    GABELLI GROUP CAPITAL PARTNERS
                                 7/08/03            2,000-           44.9400
                    GABELLI FUNDS, LLC.
                         GABELLI GLOBAL TELECOMM FUND
                                 8/29/03            3,000-           39.7000
                         GABELLI ASSET FUND
                                 7/07/03            3,500-           44.6700


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.